Exhibit 99.2

April 23, 2007

Mr. Charles M. Diker, Chairman of the Board

Cantel Medical Corp.

150 Clove Road

Little Falls, New Jersey 07424

Dear Chuck:

Confirming our conversations of today:

1.   Effective immediately, I hereby resign as an employee and director of Cantel and its subsidiaries or affiliates (collectively, the “Group”) and from all offices I may hold with any member of the Group, including but not limited, my position as President and Chief Executive Officer of Cantel.

2.   My resignation will be treated as a termination of my Employment Agreement by the Company without cause.

Sincerely yours,

/s/ R. Scott Jones
R. Scott Jones

Accepted and Agreed:

Cantel Medical Corp.

By:	/s/ Charles M. Diker
Charles M. Diker